United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. .....)
 Check appropriate box:
☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Sandston Corporation

(Name of Registrant As Specified In its Charter)

Payment of Filing Fee (Check appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Perviously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SANDSTON CORPORATION
40950 WOODWARD AVENUE, STE. 304
BLOOMFIELD HILLS, MICHIGAN 48304

INFORMATION STATEMENT FOR THE ANNUAL MEETING

General

This Information Statement is being furnished to the shareholders of Sandston Corporation, a Michigan corporation (the “Company”) pursuant to Rule 14(c)-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the forthcoming Annual Meeting of Shareholders (the “Annual Meeting”), to be held on January ___, 2007, at 10:00 a.m. local time, at the offices of Miller Canfield Paddock and Stone, PLC, located at 840 West Long Lake Road, Suite 200, Troy, Michigan 48098, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Company's telephone number is (248) 723-3007.

This Information Statement and accompanying Notice of Annual Meeting of Shareholders are first being mailed on or about January ___, 2007 to all shareholders entitled to vote at the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Record Date; Voting Securities

Only shareholders of record at the close of business on December 1, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date 8,396,981 shares of the Company’s common stock, no par value (the “Common Stock”), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, management and its affiliates (“Principal Shareholders”) collectively owned greater than 50% of the Company’s outstanding Common Stock and will vote such shares (i) to elect as directors the three nominees listed under the caption “Election of Directors”, (ii) to approve the amendments to the Company’s Articles of Incorporation and to adopt the Amended and Restated Articles of Incorporation as described under the caption “Proposal to Amend Articles of Incorporation and to Adopt Amended and Restated Articles of Incorporation” and (iii) to ratify prior actions as described under the caption “Proposal to Ratify Prior Actions.” Since the Common Stock owned by the Principal Shareholders constitutes a majority of the Company’s outstanding Common Stock, the Board of Directors determined not to solicit proxies. Any shareholder of record on the Record Date is entitled to attend the meeting and vote their shares personally or through such shareholder’s own legally constituted proxy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Information Statement and Notice of Annual Meeting of Shareholders to such beneficial owners.

ELECTION OF DIRECTORS

Three directors are to be elected, one director for a term of one year (expiring at the next Annual Meeting of Shareholders), one director for a term of two years, and one director for a term of three years, with each term expiring at the respective Annual Meeting of Shareholders for that year, and, in each case, until their respective successors are elected and have qualified. The Principal Shareholders will vote FOR the election of each nominee named below (“Nominee”). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the Principal Shareholders will vote for a substitute candidate selected by the Board of Directors.

Certain information regarding each Nominee is set forth below.

There are no family relationships between any Nominee and/or any executive officers of the Company. Information concerning each Nominee's business history and experience is set forth below.

Daniel J. Dorman (director since 2004, age 44), is nominated for the three year term. Chairman of the Board, President, CEO and Principal Financial Officer of the Company since April 2004. Mr. Dorman also is the President of D. J. Dorman & Co., Inc. and its predecessor companies since 1989. D. J. Dorman & Co., Inc. originates, structures, acquires and manages investments in private equity and buyout opportunities on behalf of several entities. Mr. Dorman is also Chairman and CEO of Dorman Industries, LLC which is a privately owned multi-industry holding company. Additionally, Mr. Dorman is a director of Kux Manufacturing Company, Inc., an architectural engineering and manufacturing company; Chairman of Kroll International, LLC, a wholesaler of law enforcement and public safety equipment; Chairman of Versatile Processing Group, Inc., a holding company for various non-ferrous metal processing and utility service companies serving the industrial and electric utility industries and a director of an international private equity fund. Mr. Dorman is a graduate of Ferris State University where he holds a Bachelor in Business Administration.

Lawrence J. De Fiore (director since 2004, age 46), is nominated for the two year term. Mr. De Fiore has been a CPA for over 20 years and is currently a shareholder and officer of the CPA firm of De Fiore Spalding, P.C. In addition, Mr. De Fiore is a managing member of Spalding Capital, LLC, a merchant banking firm, and serves on the boards of certain private equity funds and growth oriented operating enterprises. Mr. De Fiore has been active in over seventy-five transactions involving acquisitions and private investment as a principal and as a senior advisor to various Midwest based institutions and private families. Mr. De Fiore has extensive investment experience in financial due diligence, business valuation, ongoing portfolio management and strategic alliances. Mr. De Fiore graduated with honors from the Business School at Michigan State University and is licensed as a CPA in the State of Michigan.

Richard A. Walawender (director since December 2006, age 46), is nominated for the one year term. Mr. Walawender is a Senior Principal at the law firm Miller, Canfield, Paddock and Stone, PLC, and has been a lawyer at the firm for over 20 years. He is a former Managing Director of the firm and currently heads the firm’s Corporate & Securities Group. Mr. Walawender has extensive experience in corporate, securities and financing matters, including international ventures. He graduated with highest distinction with a B.A. from the University of Michigan and with a J.D. from the University of Michigan Law School. Mr. Walawender is licensed to practice law in the state of Michigan. He and the firm of Miller, Canfield, Paddock and Stone, PLC provide legal services to the Company.

Board Meetings and Committees

The Board held one meeting during the year ended December 31, 2005 and otherwise acted by written consent.

The Company does not have a standing nominating committee. The each of Messrs. Dorman, De Fiore and Walawender participate directly in the consideration of director nominees.

The Company does not have a standing audit or compensation committee.

Communications with the Directors

Shareholders may communicate in writing with any of the Company's directors by sending such written communication to Daniel J. Dorman, CEO of the Company, at the Company’s principal executive offices, 40950 Woodward Ave., Suite 304, Bloomfield Hills, Michigan 48304. Copies of written communications received at such address will be provided to the relevant director or directors unless such communications are determined by the Company’s outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, resumes and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors and Certain Shareholders

The following table sets forth the beneficial ownership of Common Stock of the Company as of December 1, 2006, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director, Executive Officers and by all current directors, and Executive Officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Daniel J. Dorman	5,248,257	62.5%
40950 Woodward Ave., Ste. 304
Bloomfield Hills, MI 48304

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file and any amendments to those forms.

Based solely on the Company's review of the copies of such forms (and amendments) it has received representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ending December 31, 2005.

EXECUTIVE COMPENSATION

No individual who was, as of December 31, 2005, an Executive Officer of the Company received any compensation in excess of $100,000 annually for any of the fiscal years ended December 31, 2005, 2004, and 2003.

PROPOSAL TO AMEND ARTICLES OF INCORPORATION AND TO
ADOPT AMENDED AND RESTATED ARTICLES OF INCORPORATION

The proposed amendments to the existing Articles of Incorporation consist of the following provisions: (a) indemnification of Directors and Officers of the Company to the fullest extent authorized by the Business Corporation Act of Michigan, as amended, or other applicable law; (b) actions of the Shareholders to be taken by written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted; and (c) authorization of 100,000 shares of “blank check” preferred stock of the Company.

With respect to item (c) above, at a special shareholder meeting held on September 6, 2001, the Company’s shareholders approved a proposal to amend the Company’s Articles of Incorporation to authorize issuance of 30,000,000 shares of “blank check” preferred stock, without par value. Despite the shareholder authorization, the necessary amendment to the Company’s Articles of Incorporation was never filed with the State of Michigan, so it did not become effective. The present proposed amendment, however, is basically the same as the 2001 proposal, except that it authorizes only 100,000 shares of “blank check” preferred stock. The “blank check” preferred stock would permit the Board to issue such shares at any time or from time to time in one or more series, each with such designations, preferences, conversion prices and rights, dividend rates, cumulative, relative participating, optional, voting, redemption or other rights, qualifications, limitations or restrictions as may be determined from time to time in the Board’s sole discretion, without further action by the Company’s shareholders, except as may otherwise be required by applicable law or stock exchange rule. If the terms of such preferred stock as finally negotiated and issued include the rights of holders to convert such shares into common stock, the financial interests of the common stock holders would be diluted if the preferred stock is subsequently converted into common stock at a time when the fair market value of the common stock is higher than the conversion price. In addition, an issuance of preferred stock, or conversion of the preferred stock into common stock, would also dilute the voting rights of the common stock holders. If such preferred stock is issued in a private placement or otherwise, the Company does not intend to seek further approval from shareholders of the terms and conditions of such securities. The Company has no current plans or proposals to issue such preferred stock convertible into common stock, nor any other plans, proposals, or arrangements to issue preferred stock.

If approved, the above-described amendments to the existing Articles of Incorporation would be incorporated into the Amended and Restated Articles of Incorporation of the Company, if adopted by the Shareholders. The entire text of the proposed Amended and Restated Articles of Incorporation is attached hereto as Exhibit 1.

PROPOSAL TO RATIFY PRIOR ACTIONS

At the Annual Meeting, the shareholders will be asked to ratify, approve, affirm and confirm any and all acts and things of every kind and character whatsoever taken, done or performed by the Officers and Directors of the Company since the last Annual Meeting of Shareholders, which was held January 13, 2004.

SHAREHOLDERS’ PROPOSALS AND NOMINATIONS

Any shareholder who desires to present proposals to the 2007 annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than 120 days prior to the anniversary of the 2007 annual meeting. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board will consider shareholder proposals the Company reserves the right to omit from the Company's proxy statement shareholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information by referring you to another document filed separately by us with the SEC. The following documents previously filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Information Statement and are deemed to be a part of this Information Statement:

•	Company’s Annual Report on Form 10−KSB for the fiscal year ended December 31, 2005;
•	Company’s Quarterly Reports on Forms 10−QSB for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

Any statement contained in a document incorporated by reference in this Information Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Information Statement modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Information Statement.

We undertake to send by first class mail, without charge and within one business day after receipt of any written or oral request, to any person to whom a copy of this Information Statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this Information Statement, other than exhibits to the documents unless the exhibits are specifically incorporated by reference herein. Requests for copies should be directed to our Chief Financial Officer at Oxford Ventures, Inc., 4538 South 140th Street, Omaha, Nebraska 68137.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any reports and other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may also obtain copies of those documents from the SEC upon payment of the prescribed fee. Information about the operation of the public reference room may be obtained by calling the SEC at 1−800−SEC−0330. The reports and other information that we file with the SEC are also available through the SEC's web site at http://www.sec.gov.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and a copy of the proposed Amended and Restated Articles of Incorporation of the Company, attached hereto as Exhibit 1, are being mailed to shareholders with this Information Statement.

By Order of the Board of Directors,

By:	/s/ Daniel J. Dorman
Daniel J. Dorman
Chairman, President, CEO and Principal Financial Officer

Date: December 22, 2006